HORIZON ENERGY DEVELOPMENT, INC.
                                INCOME STATEMENT

                                                         Three Months Ended
                                                          December 31, 1995
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Operating Expenses:
  Operation Expense                                         $ 1,625,330
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Total Operating Expenses                                      1,625,330
                                                            -----------

Pretax Loss                                                  (1,625,330)
                                                            -----------

Income Taxes-Deferred                                          (568,865)
                                                            -----------

Net Loss                                                    $(1,056,465)
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